UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

DATE OF REPORT (Date of earliest event reported): January 30, 2008

001-33635

(Commission file number)

CARDIUM THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	27-0075787
(State of incorporation)	(IRS Employer Identification No.)

3611 Valley Centre Drive, Suite 525 San Diego, California 92130	(858) 436-1000
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On January 30, 2008, Cardium Therapeutics, Inc., a Delaware corporation (“Cardium”), entered into a Securities Purchase Agreement with certain institutional and other accredited or qualified investors for the sale of up to 2,655,000 shares, in the aggregate, of its common stock, $0.0001 par value per share, at a purchase price of $2.00 per share, and five year warrants to purchase up to an additional 929,250 shares of its common stock at an exercise price of $2.00 (collectively, the “Financing”). The warrants will be fully exercisable when issued.

The Financing is expected to close on or about January 31, 2008, subject to customary closing conditions. At closing, Cardium will issue the shares and the warrants and receive gross proceeds of approximately $5,300,000 (before placement agent fees and offering expenses and excluding any proceeds that Cardium may receive upon exercise of the warrants). Empire Asset Management Company (“Empire”) served as placement agent for the Financing pursuant to the terms of a Placement Agent Agreement by and between Cardium and Empire and, assuming all shares and warrants are sold, will receive from the gross proceeds of the Financing a commission equal to approximately $318,000, or 6.0% of the gross proceeds received by Cardium in the Financing, and a warrant, substantially on the same terms as the warrants to be issued to the purchasers in the Financing, to purchase approximately 159,300 shares of Cardium’s common stock, or 6.0% of the number of shares sold in the Financing. In addition, pursuant to the terms of the Securities Purchase Agreement, Cardium has agreed to reimburse one of the purchasers the amount of $17,500 for such purchaser’s legal fees and expenses.

Pursuant to the terms of the warrants to be issued in the Financing, the exercise price and/or the number of shares issuable upon exercise of the warrants are subject to adjustment in the event of certain specified issuances of equity securities or rights, distributions, or transactions.

The foregoing description of the Securities Purchase Agreement, the warrants, and the Placement Agent Agreement do not purport to be complete and are qualified in their entirety by the form of warrant attached hereto as Exhibit 4.1, the form of Securities Purchase Agreement attached hereto as Exhibit 10.1, and the Placement Agent Agreement attached hereto as Exhibit 10.2, each of which are incorporated herein by reference. The Securities Purchase Agreement and Placement Agent Agreement have been included to provide investors with information regarding their respective terms. They are not intended to provide any other factual information about Cardium, the purchasers or the placement agent. The Securities Purchase Agreement contains representations and warranties made by Cardium. The assertions embodied in those representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Securities Purchase Agreement. The disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Securities Purchase Agreement. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts at the time they were made or otherwise.

Item 8.01	Other Events.

On January 31, 2008, Cardium issued a press release announcing the Financing. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

4.1	Form of Warrant (to be issued to the purchasers and placement agent at the closing of the Financing)

10.1	Form of Securities Purchase Agreement, dated January 30, 2008, by and between Cardium Therapeutics, Inc. and each purchaser (an agreement on substantially this form was signed by each purchaser in the Financing)

10.2	Placement Agent Agreement dated January 30, 2008, by and between Cardium Therapeutics, Inc. and Empire Asset Management Company

99.1	Press Release of Cardium Therapeutics, Inc. issued on January 31, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIUM THERAPEUTICS, INC.

Date: January 31, 2008	By:	/s/ Tyler M. Dylan
Tyler M. Dylan
Chief Business Officer